                                                                  Exhibit 99.1.2

                              SETTLEMENT AGREEMENT

         This SETTLEMENT AGREEMENT (this "Agreement") is entered into as of the
28th day of December, 2006, by and among WHX Corporation, a Delaware corporation
("WHX"), Handy & Harman, a New York corporation ("H&H"), and Pension Benefit
Guaranty Corporation (the "PBGC"), a United States government corporation created by Title IV of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"). The PBGC herein acts on behalf of the WHX Pension Plan
("Plan").
                              W I T N E S S E T H:
         WHEREAS, WHX and H&H are and hereafter may be indebted to the Plan, and
PBGC has filed statutory liens under 26 U.S.C. ss. 412(n) ("Statutory Liens")
against WHX and H&H on behalf of the Plan and may record other liens, statutory or consensual; and

         WHEREAS, WHX sought from the Internal Revenue Service ("IRS") a waiver of the minimum funding standards for the Plan for the plan year ended December
31, 2005, pursuant to Section 412(d) of the Internal Revenue Code ("Code") and
Section 303 of ERISA; and

         WHEREAS, by letter dated December 20, 2006, the IRS granted such waiver for the Plan with conditions (the "Waiver"); and

         WHEREAS, H&H and its subsidiaries ("Borrowers") now are and hereafter will be indebted to Wachovia Bank, National Association, a national banking association, in its capacity as agent (in such capacity, "Agent") for itself and certain other financial institutions (collectively, "Lenders"), on account of loans or other extensions of credit or financial accommodations from the Agent and Lenders to the Borrowers pursuant to the Loan and Security Agreement, dated
March 31, 2004, as heretofore amended, by and among Borrowers, certain of their affiliates, Agent and Lenders (as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Wachovia Loan
Agreement"); and

         WHEREAS, to secure the payment of their indebtedness to the Agent and
Lenders, Borrowers have granted to the Agent security interests in their personal and real property, pursuant to various financing agreements; and

         WHEREAS, PBGC and the Agent entered into the Lien Subordination
Agreement dated as of October 20, 2006, as amended by Amendment No. 1 to Lien
Subordination Agreement dated on or about the date hereof (the "Subordination
Agreement"), under which PBGC agreed to subordinate the Statutory Liens and any future statutory or consensual liens it obtains for the benefit of the Plan to the liens held by Agent (the "Wachovia Liens"); and

         WHEREAS, the Borrowers now are and hereafter will be indebted to Steel
Partners II, L.P., a Delaware limited partnership ("Steel"), on account of loans or other extensions of credit or financial accommodations from Steel to the
Borrowers: and

         WHEREAS, to secure the payment of their indebtedness to Steel,
Borrowers have granted to Steel security interests in their personal and real property, pursuant to a security agreement; and

         WHEREAS, the parties to this Agreement understand that the Waiver requires that Borrowers provide security to the Plan, acceptable to the PBGC, as a condition of granting the Waiver; and

         WHEREAS, the PBGC has requested that, upon the IRS' granting the
Waiver, Borrowers be prepared to grant to the Plan a security interest, enforceable by the PBGC, in certain of their respective assets to secure
Borrowers' obligations under the Waiver; and

         WHEREAS, on October 30, 2006, WHX made a contribution to the Plan in the amount of $4,960,000 (the "October 30, 2006 Contribution"), an amount calculated, assuming a favorable ruling on the requested waiver, to satisfy the quarterly contribution requirements to the Plan under Section 412(m) of the Code for the year ending December 31, 2006; and

         WHEREAS, in addition to the matters specifically pertaining to the
Waiver and the collateral for the Waiver, the parties hereto desire to resolve certain other outstanding differences, disputes and claims that each has or may have against the other, including, without limitation, certain potential issues that could arise under Section 4062(e) of ERISA; and

         WHEREAS, the Agent and Steel will require intercreditor agreements with
PBGC to reflect the priority and terms of each party's security interests.

         NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The following agreements shall be executed and delivered by the respective parties thereto concurrently with the execution and delivery of this
Agreement:

            A.   Second Priority Security Agreement by and among H&H, the
                 subsidiaries of H&H named therein and the PBGC, in the form of
                 EXHIBIT A hereto, and related UCC-1 financing statement;

            B.   Fourth Priority Security Agreement by and among H&H, the
                 subsidiaries of H&H named therein and the PBGC, in the form of
                 EXHIBIT B hereto, and related UCC-1 financing statement (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced, the "Fourth Lien Agreement");

            C.   Amended and Restated Intercreditor Agreement by and among the
                 Agent, Steel and the PBGC, in the form of EXHIBIT C hereto (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced, the "Intercreditor Agreement");

            D.   Guarantee, Pledge and Security Agreement by and among WHX, WHX
                 CS Corp., a Delaware corporation ("WHXCS"), and Steel, in the form of EXHIBIT D hereto, and related UCC-1 financing
                 statement;

            E.   WHX Pledge and Security Agreement by and among WHX, WHXCS and the PBGC, in the form of EXHIBIT E hereto, and related UCC-1 financing statement; and

            F.   Lien Subordination Agreement by and between Steel and the PBGC, in the form of EXHIBIT F hereto.

         All of the foregoing agreements, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced, are collectively referred to herein as the "Security and Subordination Agreements."

         2. The PBGC has recommended with respect to the requested waiver that
IRS include in a favorable ruling thereon that the outstanding balance of the waived amount of $15,505,353 ("Waiver Amount") be amortized over a period of five years commencing with respect to the Plan year beginning January 1, 2006
(the "Amortization Period"). The PBGC acknowledges that, to the extent permitted by applicable law, a portion of the 2006 plan year contributions for the Plan, including, without limitation, a portion of the October 30, 2006 Contribution, will be applied towards the required amortization of the Waiver Amount. Each
Plan year during the Amortization Period, upon WHX having paid to the Plan the minimum required contribution for such Plan year (which shall be paid no later than September 15 of the following Plan year), the unamortized balance of the
Waiver Amount will be reduced by the interest adjusted annual amortization of the Waiver Amount. Within ten business (10) days after WHX provides proof to
PBGC that it has satisfied its commitment with respect to the minimum required contributions for a Plan year, the PBGC shall certify in writing to WHX, and such lenders or potential lenders as WHX shall designate, as to the outstanding unamortized balance of the Waiver Amount after giving effect to all of such payments to the Plan made for such Plan year. The parties hereto agree that the outstanding balance of the Waiver Amount will not be eliminated solely by virtue of any provision of or regulation pertaining to the Pension Protection Act of
2006. WHX may pay, without prior notice and without penalty, all or any portion of the outstanding balance of the Waiver Amount at any time and from time to time prior to the expiration of the Amortization Period. In the event that WHX pays the full amount of the then outstanding balance of the Waiver Amount prior to the end of the Amortization Period (an "Early Payment"), (i) WHX will provide to PBGC written certification by the Plan's enrolled actuary that the Waiver
Amount has been reduced to zero (the "Actuary Certification"), (ii) WHX will commence as soon as reasonably possible, and the PBGC will cooperate with WHX, to seek to have the IRS recompute (the "Recomputation") the Amortization Period for the Waiver Amount to reflect such Early Payment, (iii) (A) if the Early
Payment occurs prior to the 2008 plan year, WHX will elect under Section
303(f)(5)(A) of ERISA and Section 430(f)(5)(A) of the Code to reduce any carryover balance in the funding standard account of the Plan generated by and as a direct result of such Early Payment as of the beginning of the 2008 plan year, or (B) if the Early Payment occurs during or after the 2008 plan year, WHX will not make an election under Section 303(f)(6)(B)(i) of ERISA and Section
430(f)(6)(B)(i) of the Code to increase the prefunding balance by amounts paid in the Early Payment, and (iv) WHX will continue to comply with the conditions included in the Waiver unless modified by the IRS as part of, or separate from, any Recomputation. Whether or not the IRS agrees to the Recomputation, if the

PBGC agrees with the Actuary Certification, PBGC will take or cause to be taken such actions and will execute and deliver or cause to be executed and delivered such documents and instruments as may be necessary or reasonably requested by
WHX to terminate any and all remaining security interests granted to the Plan pursuant to the Security and Subordination Agreements, and, at the request of
WHX, will provide written confirmation of the termination of such security interests to any lender or potential lender to WHX, H&H or any of their respective subsidiaries.

         3. The PBGC agrees to withdraw all Notices of Statutory Liens that it filed or caused to be filed prior to the date of this Agreement with respect to the Plan (such notices, the "Prior Lien Notices") upon the occurrence of the following event (such event, the "Prior Lien Release Event"): 91 days after the perfection of all security interests granted to the Plan pursuant to the
Security and Subordination Agreements (the "PBGC Liens"). The PBGC represents and warrants that the Prior Lien Notices attached as SCHEDULE A hereto constitute all of the Prior Lien Notices that have been filed with respect to the Plan. The PBGC agrees that, at all times prior to the effective date of the
Intercreditor Agreement or, if later, the occurrence of the Prior Lien Release
Event, the priority of the Statutory Liens shall be controlled by the
Subordination Agreement (provided, that, for purposes of this Section 3, the term of the Subordination Agreement shall be deemed to be extended beyond
December 31, 2006 until the occurrence of the Prior Lien Release Event).

         4. The PBGC agrees that WHX, H&H and/or any of their respective subsidiaries may enter into a credit facility or facilities, in replacement of the Wachovia Loan Agreement, providing for aggregate borrowings of up to $100 million (the "Existing Debt Level"), which replacement credit facility(ies) may include an amendment to the Wachovia Loan Agreement (any such credit facility or facilities, a "Replacement Credit Facility"); provided, that, with the prior written consent of the PBGC (not to be unreasonably withheld, delayed or conditioned), the borrowings under such Replacement Credit Facility may be increased to up to $125 million in connection with H&H's (or any of its subsidiaries') acquisition and operation of the roofing company previously discussed with the PBGC. In connection with any such Replacement Credit
Facility, WHX, H&H and/or any of their respective subsidiaries may grant to the lender(s) thereunder a first priority security interest in any or all of their respective assets (collectively, the "Replacement Lender Liens"), subject to
Section 5 below (which limits the amount of first priority senior secured indebtedness that may be incurred by WHX pursuant to a Replacement Credit
Facility to an amount equal to the Existing Debt Level). In connection with the closing of any such Replacement Credit Facility, the PBGC will agree to subordinate the PBGC Liens to the Replacement Lender Liens to the same extent as the PBGC Liens are subordinated to the Wachovia Liens pursuant to the terms of the Intercreditor Agreement, or the Intercreditor Agreement may be assigned to the agent under the Replacement Credit Facility. Upon payment in full of the
Waiver Amount to the Plan (whether such amount is paid in accordance with the amortization schedule in Section 2 or as a result of an Early Payment), the types and amount of senior secured indebtedness pursuant to the Replacement
Credit Facility and/or other first priority or other senior secured indebtedness that may be incurred by WHX, H&H and/or any of their respective subsidiaries shall no longer be subject to any limitation or restriction hereunder, except to the extent provided in Section 5 below; provided, that any valid PBGC Liens that are not terminated upon WHX's payment in full of the Waiver Amount shall remain in full force and effect pursuant to the terms of the applicable Security and
Subordination Agreements until terminated in accordance with the applicable provisions thereof; provided, further that, except to the extent provided in
Section 5 below, the PBGC agrees to subordinate any such PBGC Liens to any and all security interests granted in connection with any such senior secured indebtedness to the same extent as the PBGC Liens are subordinated to the
Wachovia Liens pursuant to the terms of the Intercreditor Agreement.

         5. The PBGC hereby waives, with respect to any secured indebtedness, up to the Existing Debt Level, incurred by WHX pursuant to a Replacement Credit
Facility, its rights under Section 4(b) of the Agreement, dated as of July 31,
2003, by and among the PBGC, WHX, Wheeling-Pittsburgh Corporation,
Wheeling-Pittsburgh Steel Corporation and the United Steelworkers of America,
AFL-CIO-CLC (the "2003 Agreement"). Any other secured financing obtained by WHX shall be subject to the provisions of Section 4(b) of the 2003 Agreement.

         6. In full satisfaction and settlement of all liability, if any, under
Section 4062(e) of ERISA with respect to the Plan that has arisen, may have arisen or may arise from the cessation of operations at a facility owned by WHX,
H&H or any member of WHX's controlled group (within the meaning of Section
4001(a)(14) of ERISA) as a result of (a) a sale or transfer of all or any part of the stock or assets (any such sale or transfer, a "Sale") of, or closing of any facility (a "Facility Closing") currently owned by, (i) Handy & Harman Tube
Company, Inc., (ii) Micro-Tube Fabricators, Inc. and/or (iii) Handy & Harman
Electronic Materials Corporation / Handy & Harman ele (Asia) Sdn Bhd (any Sale
of any of such entities, a "Specified Sale" and any Facility Closing involving any of such entities, a "Specified Facility Closing"), (b) a Sale involving any facility not included in (a), above, consummated prior to the date hereof (a
"Prior Sale") or (c) the closing of any facility not included in (a), above, prior to the date hereof (a "Prior Facility Closing"), WHX, H&H and its subsidiaries will provide to the Plan the following: (1) WHX will contribute, or cause to be contributed, $3,000,000 to the Plan promptly after the actual receipt by H&H and/or any of its subsidiaries of the first $3,000,000 of aggregate net proceeds (which, for the avoidance of doubt, shall exclude any fees, expenses, and environmental clean-up liabilities) resulting from one or more Specified Sales. WHX shall have fully complied with the foregoing obligation upon the contribution of $3,000,000 to the Plan in accordance with this Section 6. WHX agrees that (A) if said contribution occurs prior to the
2008 plan year, WHX will elect under Section 303(f)(5)(A) of ERISA and Section
430(f)(5)(A) of the Code to reduce any carryover balance in the funding standard account of the Plan generated by and as a direct result of such contribution as of the beginning of the 2008 plan year, or (B) if said contribution occurs during or after the 2008 plan year, WHX will not make an election under Section
303(f)(6)(B)(i) of ERISA and Section 430(f)(6)(B)(i) of the Code to increase the prefunding balance by the amount of said contribution; and (2) H&H and certain of its subsidiaries shall grant the Plan a fourth lien on their assets (as provided in the Fourth Lien Agreement) to secure a portion of the liability that would arise under section 4062(b) of ERISA in the event that the Plan terminates prior to the time that the Waiver Amount is reduced to zero (whether the Waiver
Amount is reduced to zero in accordance with the amortization schedule in
Section 2 or as a result of an Early Payment prior to the expiration of the
Amortization Period) (the "Termination Amount"). The Termination Amount shall equal, on the effective date of the Fourth Lien Agreement, $30,000,000 (subject to the last sentence of this paragraph), but will decrease by an amount equal to two dollars for every one dollar decrease in the Waiver Amount, whether such decrease is in accordance with the amortization schedule in Section 2 or is the result of an Early Payment of the Waiver Amount. For the avoidance of doubt, if an Early Payment of the Waiver Amount occurs prior to the expiration of the
Amortization Period, the Termination Amount shall be reduced to zero and the

Fourth Lien Agreement shall terminate, regardless of whether the IRS shall have agreed to the Recomputation. The Termination Amount will be payable to the Plan in the event of a termination of the Plan under section 4041(c) or 4042 of ERISA that occurs prior to the time that the Waiver Amount is reduced to zero (whether the Waiver Amount is reduced to zero in accordance with the amortization schedule in Section 2 or by an Early Payment prior to the expiration of the
Amortization Period). The PBGC acknowledges that, for each one dollar of the
2006 plan year contributions for the Plan (including, without limitation, the
October 30, 2006 Contribution) that is applied towards the amortization of the
Waiver Amount, the Termination Amount shall be reduced by two dollars.
The parties agree that this Section 6 shall fully resolve among the parties all issues, if any, of any kind pertaining to the applicability of Section 4062(e)
in any respect with regard to any Specified Sale(s), Specified Facility
Closing(s), Prior Sale(s) or Prior Facility Closing(s), including, without limitation, with respect to the legality of aggregating a Specified Sale,
Specified Facility Closing, Prior Sale and/or Prior Facility Closing with any other Sale or Facility Closing (whether or not a Specified Sale, Specified
Facility Closing, Prior Sale or Prior Facility Closing), for purposes of determining liability under Section 4062(e). The parties reserve their rights in all respects and do not waive any arguments with regard to the applicability of
Section 4062(e) to any Sale or Facility Closing other than (x) a Specified
Sale(s), Specified Facility Closing(s), Prior Sale(s) or Prior Facility
Closing(s) and (y) in relation to, or the aggregation with, a Specified Sale(s),
Specified Facility Closing(s), Prior Sale(s) and/or Prior Facility Closing(s).
The parties agree that the provisions of this Section 6 shall not constitute or be used as an admission, precedent or evidence or as the basis of any argument in any litigation, proceeding or forum, including, without limitation, with

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respect to any administrative review, to determine the rights of the parties with regard to the applicability of Section 4062(e) to any past or future Sale or Facility Closing.

         7. Each party hereby represents and warrants to the other parties hereto the following: The execution, delivery and performance of this Agreement by such party are within the corporate powers of such party and have been duly authorized by all necessary action of such party. The person signing this
Agreement on behalf of such party is authorized to execute and deliver this
Agreement in such capacity. This Agreement has been duly and validly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

         8. All notices and other communications provided for under this
Agreement shall be in writing (including facsimile transmissions) and transmitted or delivered: if to WHX or H&H, to WHX Corporation, 555 Theodore
Fremd Avenue, Rye, New York 10580, Facsimile: (914) 925-4496, Attention: Ellen
T. Harmon, Esq., with a copy to Olshan Grundman Frome Rosenzweig & Wolosky LLP,
65 East 55th Street, New York, New York 10022, Facsimile: (212) 451-2222,
Attention: Steven Wolosky, Esq.; if to the PBGC, to Pension Benefit Guaranty
Corporation, Department of Insurance Supervision and Compliance, 1200 K Street,
N.W., Washington, D.C. 20005-4026, Facsimile: (202) 842-2643, Attention: Robert
Bacon, Deputy Director, Department of Insurance Supervision and Compliance; or,
as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 8. Notices may be sent by (i) first-class mail, postage prepaid,
(ii) Federal Express or other reputable overnight delivery service (for delivery the next business day), (iii) telecopy or (iv) personal delivery by messenger.
Any notice (a) if sent by first-class mail and properly addressed with postage prepaid, shall be deemed given on the earlier of (1) three business days after

                                       11

deposit with the United States Postal Service and (2) when received, (b) if sent by overnight delivery service, shall be deemed given on the next business day following the date on which it was deposited with such service prior to the deadline for overnight delivery and (c) if transmitted by telecopy or personal delivery, shall be deemed given when received (a dated receipt of a notice by telecopy being conclusive evidence of the receipt thereof).

         9. This Agreement effects the settlement of claims among the parties hereto, and nothing contained in this Agreement shall be construed as an admission by any party hereto, or any of its officers, directors, employees, affiliates, agents, attorneys or representatives, of any fault, liability or wrongdoing whatsoever, which is expressly denied.

         10. The parties hereto shall take or cause to be taken such other and further actions and shall execute and deliver or cause to be executed and delivered such other and further documents and instruments as may be necessary or reasonably requested to effectuate fully the purposes of this Agreement.

         11. No party is entering into this Agreement in reliance upon any oral or written promises, inducements, representations, understandings, interpretations or agreements other than those expressly contained in this
Agreement and in the Security and Subordination Agreements.

         12. This Agreement, together with the Security and Subordination
Agreements, supersedes any and all prior agreements and negotiations among the parties hereto with respect to the subject matter hereof and supersedes any and all obligations the parties hereto may have to one another under any prior agreements, except for the 2003 Agreement (other than those rights of the PBGC under Section 4(b) thereof that have been waived hereby). This Agreement, together with the Security and Subordination Agreements, represents the complete

                                       12

understanding among the parties with respect to the subject matter hereof. This
Agreement may not be altered, amended or modified in any manner whatsoever, and no provision herein may be waived, except by a writing duly signed by all parties.

         13. This Agreement shall be binding upon the parties hereto and upon their respective successors and assigns, and shall inure to the benefit of said parties and to their respective successors and assigns.

         14. Each of the undersigned parties hereby acknowledges that it fully negotiated the terms of this Agreement, that each such party had an equal opportunity to influence the drafting of the language contained in this
Agreement, and that there shall be no presumption against any such party on the ground that such party was responsible for preparing this Agreement or any part hereof. Whenever the words "include" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words
"hereof," "herein" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this
Agreement.

         15. Nothing herein, expressed or implied, is intended or shall be construed to confer upon or give any other person or legal entity other than the parties hereto any of the rights, remedies or other benefits under or by reason of the provisions of this Agreement, except that each of Agent and Steel shall be an express third-party beneficiary of Section 3 hereof.

         16. The provisions of this Agreement are severable and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction.

                                       13

         17. This Agreement shall be governed by the laws of the State of New
York, without regard to the provisions governing conflicts of law, except to the extent that the laws of the State of New York are inconsistent with ERISA. Each party agrees to submit to the exclusive jurisdiction of the United States
District Court for the Southern District of New York in any dispute arising out of or concerning this Agreement.

         18. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and facsimile and photostatic copies of an executed counterpart of this Agreement shall be given the same effect as the original.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above stated.

                                     WHX CORPORATION

                                     By:/s/ Robert K. Hynes
                                        ----------------------------------------
                                     Name: Robert K. Hynes
                                     Title: Vice President and Chief Financial Officer

                                     HANDY & HARMAN

                                     By:/s/ Robert K. Hynes
                                        ----------------------------------------
                                     Name: Robert K. Hynes
                                     Title: Vice President and Chief Financial Officer

                                     PENSION BENEFIT GUARANTY CORPORATION

                                     By: /s/ Frank H. McCulloch
                                         ---------------------------------------
                                     Name: Frank H. McCulloch
                                     Title: Acting Director, Dept. of Insurance
                                            Supervision and Compliance

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